Independent auditors' consent

The board and shareholders
Strategist Tax-Free Income Fund, Inc.:
     Strategist Tax-Free High Yield Fund

The board of trustees and unitholders
Tax-Free Income Trust:
     Tax-Free High Yield Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.





/s/ KPMG Peat Marwick LLP
    KPMG Peat Marwick LLP
    Minneapolis, Minnesota
    January 26, 1999